UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Original Report (earliest event reported): March 6, 2009

APPLE REIT NINE, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Nine, Inc. hereby amends Item 9.01 of its Current Report on Form 8-K dated March 6, 2009 and filed (by the required date) on March 10, 2009 for the purpose of filing certain financial statements and information. In accordance with Rule 12b-15 under the Securities Exchange Act of 1934, as amended, this Amendment No. 1 sets forth the complete text of the item as amended.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD
(previous owners of Austin, Texas Homewood Suites; Austin, Texas Hampton Inn and Round Rock, Texas Hampton Inn)

(Audited)

Independent Auditors’ Report	3
Combined Balance Sheets—December 28, 2008 and December 30, 2007	4
Combined Statements of Income—Years Ended December 28, 2008 and December 30, 2007	5
Combined Statements of Owners’ Deficit—Years Ended December 28, 2008 and December 30, 2007	6
Combined Statements of Cash Flows—Years Ended December 28, 2008 and December 30, 2007	7
Notes to Combined Financial Statements	8

(b)	Pro forma financial information.

The below pro forma financial information pertains to the hotel referred to in the financial statements (see (a) above) and to a separate group of recently purchased hotels.

Apple REIT Nine, Inc.

(Unaudited)

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008	13
Notes to Pro Forma Condensed Consolidated Balance Sheet	15
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2008	16
Notes to Pro Forma Condensed Consolidated Statement of Operations	19

(c)	Shell company transactions.

Not Applicable.

(d)	Exhibits.

None.

INDEPENDENT AUDITORS’ REPORT

To the Owners

Austin FRH, LTD,

FRH Braker, LTD, and

RR Hotel Investment, LTD

We have audited the accompanying combined balance sheets of Austin FRH, LTD, FRH Braker, LTD, and RR Hotel Investment, LTD (collectively, the “Partnerships”) as of December 28, 2008 and December 30, 2007, and the related combined statements of income, owners’ deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Austin FRH, LTD, FRH Braker, LTD, and RR Hotel Investment, LTD as of December 28, 2008 and December 30, 2007, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Pannell Kerr Forster of Texas, P.C.

February 13, 2009

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Combined Balance Sheets

	December 28, 2008	December 30, 2007
Assets
Property and equipment, at cost
Land	$2,095,965	$2,095,965
Buildings and improvements	14,700,153	14,676,896
Furniture, fixtures and equipment	4,455,450	4,199,594
Automobiles	34,780	34,780

	21,286,348	21,007,235
Less accumulated depreciation and amortization	(7,962,550)	(7,422,666)

Property and equipment, net	13,323,798	13,584,569

Other assets
Cash and cash equivalents	1,167,177	1,083,845
Accounts receivable	101,316	145,378
Reserve and escrow accounts	743,594	683,609
Prepaid expenses	18,152	27,216
Deferred charges, net	351,915	401,951
Deposits	100,524	—

Total assets	$15,806,476	$15,926,568

Liabilities and Owners’ Deficit
Liabilities
Mortgage notes payable	$19,381,709	$19,765,739
Accounts payable	95,415	92,369
Accrued expenses and other liabilities	1,026,715	959,143
Accrued management fees—affiliates	35,157	28,933

Total liabilities	20,538,996	20,846,184

Commitments and contingencies	—	—
Owners’ deficit	(4,732,520)	(4,919,616)

Total liabilities and owners’ deficit	$15,806,476	$15,926,568

The accompanying notes are an integral part of these financial statements.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Combined Statements of Income

	Year Ended December 28, 2008	Year Ended December 30, 2007
Revenue
Rooms	$10,983,398	$10,214,278
Telephone	13,005	20,999
Other	53,823	56,489

	11,050,226	10,291,766

Departmental expenses
Rooms	1,752,578	1,716,239
Telephone	34,113	39,466
Food and beverage	284,970	266,543
Other	24,559	23,054

	2,096,220	2,045,302

Other operating expenses
General and administrative	1,290,441	1,195,331
Advertising and marketing	959,665	831,361
Property taxes and insurance	572,497	517,847
Repairs and maintenance	284,999	352,138
Utilities	470,928	462,209
Management fees—affiliates	552,197	514,489

	4,130,727	3,873,375

Interest expense, net	1,188,444	1,191,331
Depreciation and amortization	785,274	865,644
Loss on disposal of assets	9,647	85,692
Other income	(172,182)	—

Net income	$3,012,096	$2,230,422

The accompanying notes are an integral part of these financial statements.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Combined Statements of Owners’ Deficit

	AUSTIN FRH, LTD	FRH BRAKER, LTD	RR HOTEL INVESTMENT, LTD	Combined Owners’ Deficit
Balance, December 31, 2006	$(1,983,451)	$(2,871,746)	$430,159	$(4,425,038)

Distributions	(1,000,000)	(950,000)	(775,000)	(2,725,000)
Net income	943,891	838,048	448,483	2,230,422

Balance, December 30, 2007	(2,039,560)	(2,983,698)	103,642	(4,919,616)

Distributions	(900,000)	(1,150,000)	(775,000)	(2,825,000)
Net income	1,012,944	1,307,994	691,158	3,012,096

Balance, December 28, 2008	$(1,926,616)	$(2,825,704)	$19,800	$(4,732,520)

The accompanying notes are an integral part of these financial statements.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Combined Statements of Cash Flows

	Year Ended December 28, 2008	Year Ended December 30, 2007
Cash flows from operating activities
Net income	$3,012,096	$2,230,422
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	785,274	865,644
Amortization of deferred financing costs	32,575	43,432
Loss on disposal of assets	9,647	85,692
Changes in operating assets and liabilities:
Accounts receivable	44,062	157,695
Reserve and escrow accounts	(59,985)	(130,873)
Prepaid expenses	9,064	(14,867)
Deposits	(100,524)	—
Accounts payable	3,046	(18,339)
Accrued expenses and other liabilities	67,572	64,124
Accrued management fees—affiliates	6,224	931

Net cash provided by operating activities	3,809,051	3,283,861

Cash flows from investing activities
Purchases of property and equipment	(516,689)	(482,222)

Net cash used in investing activities	(516,689)	(482,222)

Cash flows from financing activities
Distributions to equity holders	(2,825,000)	(2,725,000)
Principal payments on mortgage notes payable	(384,030)	(364,788)

Net cash used in financing activities	(3,209,030)	(3,089,788)

Net increase (decrease) in cash and cash equivalents	83,332	(288,149)
Cash and cash equivalents at beginning of year	1,083,845	1,371,994

Cash and cash equivalents at end of year	$1,167,177	$1,083,845

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,187,929	$1,207,172

The accompanying notes are an integral part of these financial statements.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Notes to Combined Financial Statements

December 28, 2008 and December 30, 2007

Note 1—Organization and Summary of Significant Accounting Policies

Austin FRH, LTD, FRH Braker, LTD, and RR Hotel Investment, LTD (all Texas limited partnerships), were formed to own and operate the Homewood Suites Austin, the Hampton Inn Austin, and the Hampton Inn Round Rock hotels, respectively. Homewood Suites Austin is a 97 room hotel located in Austin, Texas, and it opened for business in July 1997. Hampton Inn Austin is a 124 room hotel located in Austin, Texas, and it opened for business in September 1996. Hampton Inn Round Rock is a 93 room hotel located in Round Rock, Texas, and it opened for business in May 2001.

Austin FRH, LTD, FRH Braker, LTD, and RR Hotel Investment, LTD will herein collectively be referred to as the “Partnerships.” Vista Host, Inc. (“Vista Host”), the management company, is responsible for the daily management of the hotels and accounting for the Partnerships. The Partnerships are affiliated through common ownership and management. The significant accounting policies of the Partnerships are as follows:

Basis of presentation

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles and present the financial information of the Partnerships on a combined basis as of December 28, 2008 and December 30, 2007. All intercompany accounts and transactions have been eliminated in combination. The Partnerships end their fiscal years on the last Sunday of December.

Property and equipment

Property and equipment are stated at cost. Depreciation is calculated on the straight-line method based upon the estimated useful lives of the assets as follows:

Buildings and improvements	15-39 years
Furniture, fixtures and equipment	5-7 years

Improvements that extend the life of the asset are capitalized. Maintenance and repairs are charged to expense as incurred.

Long-lived assets

The Partnerships review their long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be fully recoverable, as measured by comparing their book value to the estimated future cash flows generated by their use. The Partnerships do not believe that any such changes have occurred and there were no impairment losses required to be recorded in 2008 and 2007.

Cash equivalents

For purposes of the statements of cash flows, the Partnerships consider all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Notes to Combined Financial Statements

December 28, 2008 and December 30, 2007

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

Accounts receivable

Accounts receivable represent unbilled hotel guest charges for guests staying at the hotels as of the end of the year and corporate account customer charges from various times throughout the year. The Partnerships estimate an allowance for doubtful accounts based on historical activity, with no allowance deemed necessary as of December 28, 2008 and December 30, 2007.

Reserve and escrow accounts

Reserve and escrow accounts represent cash held by third parties for purposes of paying property and real estate taxes and for funding future purchases of furniture, fixtures and equipment.

Deferred charges

Deferred charges include deferred loan costs and franchise fees. Deferred loan costs are those costs incurred in connection with obtaining mortgage notes payable and are amortized to interest expense, on a straight-line basis, over the term of the notes payable. Deferred franchise fees represent the initial fees to obtain the right to operate the hotels under the Hampton Inn and Homewood Suites franchise names. Deferred franchise fees are amortized on a straight-line basis from the date the hotels opened for business through the expiration dates of the franchise agreements. Deferred charges are shown net of accumulated amortization of $255,497 and $186,318 as of December 28, 2008 and December 30, 2007, respectively.

Income taxes

No income tax is reflected in the accompanying financial statements because any resulting income tax liability is that of the owners and not the Partnerships due to the limited partnership structures.

Owners’ deficit

The Partnerships’ net income or loss is allocated to the owners in accordance with the Partnerships’ formation documents.

Revenue recognition

Revenues are derived primarily from the rental of hotel rooms and are recognized as earned.

Advertising

Advertising costs are expensed as incurred. Advertising expense was $456,054 and $422,309 for the years ended December 28, 2008 and December 30, 2007, respectively.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Notes to Combined Financial Statements

December 28, 2008 and December 30, 2007

Note 1—Organization and Summary of Significant Accounting Policies (Continued)

Concentrations of credit risk

Financial instruments which potentially subject the Partnerships to concentrations of credit risk are primarily cash equivalents, reserve and escrow accounts, and trade receivables.

The Partnerships maintain cash accounts in major U.S. financial institutions. The terms of these deposits are on demand to minimize risk. The balances of these accounts occasionally exceed the federally insured limits, although no losses have been incurred in connection with such cash balances.

Any losses incurred in connection with accounts receivable historically have been immaterial and considered a normal cost of operations.

Economic concentrations

The Partnerships each operate one hotel. Future operations could be affected by economic or other conditions in their geographical area or by changes in the travel and tourism industry.

Use of estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2—Mortgage Notes Payable

Mortgage notes payable consist of the following:

	December 28, 2008	December 30, 2007
Austin FRH, LTD	$7,596,726	$7,747,079
FRH Braker, LTD	7,594,155	7,745,411
RR Hotel Investment, LTD	4,190,828	4,273,249

Total mortgage notes payable	$19,381,709	$19,765,739

The Austin FRH, LTD mortgage note payable was entered into on February 21, 2006 with an original principal amount of $8 million available for draw. Principal and interest payments are due monthly, commencing April 1, 2006, with a final payment due on the maturity date of March 1, 2016. Interest accrues at an annual rate of 5.99%. The note is secured by the underlying property.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Notes to Combined Financial Statements

December 28, 2008 and December 30, 2007

Note 2—Mortgage Notes Payable (Continued)

The FRH Braker, LTD mortgage note payable was entered into on March 1, 2006 with an original principal amount of $8 million available for draw. Principal and interest payments are due monthly, commencing April 1, 2006, with a final payment due on the maturity date of March 1, 2016. Interest accrues at an annual rate of 5.95%. The note is secured by the underlying property.

The RR Hotel Investment, LTD mortgage note payable was entered into on April 11, 2006 with an original principal amount of $4.4 million available for draw. Principal and interest payments are due monthly, commencing June 1, 2006, with a final payment due on the maturity date of May 1, 2016. Interest accrues at an annual rate of 5.945%. The note is secured by the underlying property.

Aggregate principal maturities of the mortgage notes payable at December 28, 2008 are:

2009	$411,348
2010	436,926
2011	464,099
2012	489,834
2013	523,406
Thereafter	17,056,096

Total future maturities	$19,381,709

Note 3—Related Party Transactions

Hotel management agreement

Vista Host manages the Partnerships under the terms of an agreement with each entity. Principals of Vista Host are also equity holders of the Partnerships. The agreements entitle Vista Host to receive a base fee of 3% of gross revenues of each hotel, plus an incentive management fee of 2% of gross revenues after a preferred return to the owners. Management fees totaled $552,197 and $514,489 for the years ended December 28, 2008 and December 30, 2007, respectively, of which $35,157 and $28,933 was accrued for at December 28, 2008 and December 30, 2007, respectively.

AUSTIN FRH, LTD,

FRH BRAKER, LTD, AND

RR HOTEL INVESTMENT, LTD

Notes to Combined Financial Statements

December 28, 2008 and December 30, 2007

Note 4—Commitments and Contingencies

Litigation

The Partnerships are involved in various legal proceedings of a nature considered normal to its business. The outcome of legal proceedings, if any, is not expected to be material.

Service agreements

The Partnerships have entered into numerous service agreements for telecommunications, maintenance, pest control, and other services, with various terms. Future commitments under these service agreements as of December 28, 2008 are as follows:

2009	$96,836
2010	79,877
2011	57,000
2012	10,124

Total future commitments	$243,837

In addition to the above service agreements, the Partnerships are required under the franchise agreements to maintain computer system maintenance contracts with the franchisors. As of December 28, 2008, monthly fees for these contracts ranged from approximately $556 to $1,524 per month per hotel. These fees are subject to change at the discretion of the franchisors.

Note 5—Subsequent Events

The Partnerships entered into purchase contracts on November 12, 2008 with Apple Nine Hospitality Ownership, Inc. The properties will be acquired for a combined purchase price of approximately $47 million. Closing is expected to occur by May 12, 2009.

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2008 (unaudited)

(in thousands, except share data)

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date

Vista Host Hotels Portfolio (3 Hotels):
Hampton Inn	Round Rock, TX	$11.5	March 6, 2009
Hampton Inn	Austin, TX	18.0	April 14, 2009
Homewood Suites	Austin, TX	17.7	April 14, 2009

	Total	$47.2

This Pro Forma Condensed Consolidated Balance Sheet also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by Vista Host, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Balance Sheet of Apple REIT Nine, Inc. and the historical balance sheet of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial position would have been assuming such transactions had been completed as of December 31, 2008, nor does it purport to represent the future financial position of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with, and is qualified in its entirety by, the historical balance sheet of the acquired hotels, as included in this document.

Balance Sheet as of December 31, 2008 (unaudited)

(In thousands, except share data)

	Company Historical Balance Sheet	Pro forma Adjustments		Total Pro forma
ASSETS
Investment in real estate, net	$346,423	$47,533	(A)	$393,956
Cash and cash equivalents	75,193	(33,914	)(D)	41,279
Other assets, net	10,003	4,383	(C)	14,386

Total Assets	$431,619	$18,002		$449,621

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Notes payable	$38,647	$19,284	(C)	$57,931
Accounts payable and accrued expenses	3,232	135	(C)	3,367

Total Liabilities	41,879	19,419		61,298

Preferred stock, authorized 30,000,000 shares	—	—		—
Series A preferred stock, no par value, authorized 400,000,000 shares	—	—		—
Series B convertible preferred stock, no par value, authorized 480,000 shares	48	—		48
Common stock, no par value, authorized 400,000,000 shares	400,569	—		400,569
Distributions greater than net income	(10,877)	(1,417	)(B)	(12,294)

Total Shareholders’ Equity	389,740	(1,417)		388,323

Total Liabilities and Shareholders’ Equity	$431,619	$18,002		$449,621

Notes to Pro Forma Condensed Consolidated Balance Sheet (unaudited)

(A)	The estimated total purchase price for the 3 properties that have been purchased after December 31, 2008 consists of the following. This purchase price allocation is preliminary and subject to change.

(In thousands)	Round Rock, TX Hampton Inn	Austin, TX Hampton Inn	Austin, TX Homewood Suites	Total Combined
Purchase price per contract	$11,500	$18,000	$17,700	$47,200
Other capitalized costs (credits) incurred	212	61	60	333

Investment in hotel properties	11,712	18,061	17,760	47,533	(A)

Acquisition fee payable to Apple Suites Realty Group (2% of purchase price per contract)	230	360	354	944	(B)
Other acquisition related costs	116	180	177	473	(B)
Net other assets/(liabilities) assumed	(3,982)	(5,794)	(5,260)	(15,036	)(C)

Total purchase price	$8,076	$12,807	$13,031	$33,914	(D)

(B)	Represents costs incurred to complete the acquisition, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs are expensed for acquisitions of existing businesses that occur on or after January 1, 2009. For acquisitions prior to January 1, 2009, these costs were capitalized as part of the cost of the acquisition.

(C)	Represents other assets and liabilities assumed in the acquisition of the hotel including, mortgages payable, debt service escrows, operational charges and credits and prepaid or accrued property taxes.

(D)	Represents the reduction of cash and cash equivalents by the amount utilized to fund the acquisitions.

Apple REIT Nine, Inc.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2008

(in thousands, except per share data)

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Nine, Inc. gives effect to the following hotel acquisitions:

Franchise	Location	Gross Purchase Price (millions)	Actual Acquisition Date
Hilton Garden Inn	Tucson, AZ	$18.4	July 31, 2008
Homewood Suites	Charlotte, NC	5.7	September 24, 2008
Courtyard	Santa Clarita, CA	22.7	September 24, 2008
Hampton Inn & Suites	Allen, TX	12.5	September 26, 2008
Hilton Garden Inn	Twinsburg, OH	17.8	October 7, 2008
Hilton Garden Inn	Lewisville, TX	28.0	October 16, 2008
Hilton Garden Inn	Duncanville, TX	19.5	October 21, 2008
Residence Inn	Beaumont, TX	16.9	October 29, 2008
Hilton Garden Inn	Allen, TX	18.5	October 31, 2008
Hampton Inn & Suites	Pueblo, CO	8.0	October 31, 2008
Courtyard	Bristol, VA	18.7	November 7, 2008
Homewood Suites	Durham, NC	19.1	December 4, 2008
Hampton Inn	Pittsburgh, PA	20.5	December 31, 2008

Santa Clarita Hotels Portfolio (3 Hotels):
Hampton Inn	Santa Clarita, CA	17.1	October 29, 2008
Residence Inn	Santa Clarita, CA	16.6	October 29, 2008
Fairfield Inn	Santa Clarita, CA	9.3	October 29, 2008

Vista Host Hotels Portfolio (3 Hotels):
Courtyard	Jackson, TN	15.2	December 16, 2008
Hampton Inn & Suites	Jackson, TN	12.6	December 30, 2008
Hampton Inn	Fort Lauderdale, FL	19.3	December 31, 2008

Vista Host Hotels Portfolio (3 Hotels):
Hampton Inn	Round Rock, TX	11.5	March 6, 2009
Hampton Inn	Austin, TX	18.0	April 14, 2009
Homewood Suites	Austin, TX	17.7	April 14, 2009

	Total	$363.6

This Pro Forma Condensed Consolidated Statement of Operations also assumes all of the hotels had been leased to our wholly-owned taxable REIT subsidiaries pursuant to master hotel lease arrangements. The hotels acquired will be managed by affiliates of Texas Western Management Partners, L.P., Dimension Development Two, LLC, McKibbon Hotel Group, Inc., Gateway Hospitality Group, Inc., LBAM-Investor Group, L.L.C. and Vista Host, Inc. under separate management agreements.

Such pro forma information is based in part upon the historical Consolidated Statement of Operations of Apple REIT Nine, Inc. and the historical Statements of Operations of the hotel properties.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations of Apple REIT Nine, Inc. is not necessarily indicative of what the actual financial results would have been assuming such transactions had been completed on the latter of January 1, 2008, or the date the hotel began operations nor does it purport to represent the future financial results of Apple REIT Nine, Inc.

The unaudited Pro Forma Condensed Consolidated Statement of Operations should be read in conjunction with, and are qualified in their entirety by the historical Statements of Operations of the acquired hotels.

Pro Forma Condensed Consolidated Statement of Operations (unaudited)

For the year ended December 31, 2008

(In thousands, except per share data)

	Company Historical Statement of Operations	Tucson, AZ Hilton Garden Inn (A)	Chartlotte Lakeside Hotel, L.P. Charlotte, NC Homewood Suites (A)	Santa Clarita, CA Courtyard (A)	Allen Stacy Hotel, Ltd. Allen, TX Hampton Inn & Suites (A)	RSV Twinsburg Hotel, Ltd. Twinsburg, OH Hilton Garden Inn (A)	SCI Lewisville Hotel, Ltd. Lewisville, TX Hilton Garden Inn (A)	SCI Duncanville Hotel, Ltd. Duncanville, TX Hilton Garden Inn (A)	Beaumont, TX Residence Inn (A)
Revenue:
Room revenue	$9,501	$1,342	$1,505	$2,581	$2,313	$2,879	$3,521	$3,298	$799
Other revenue	2,023	240	28	318	90	1,140	1,830	1,403	22

Total revenue	11,524	1,582	1,533	2,899	2,403	4,019	5,351	4,701	821

Expenses:
Operating expenses	5,630	600	948	1,190	1,022	2,059	2,696	2,351	257
General and administrative	2,171	409	304	547	176	310	428	336	50
Management and franchise fees	909	155	136	258	165	341	296	389	112
Taxes, insurance and other	731	99	88	233	180	228	309	272	29
Acquisition related costs	—	—	—	—	—	—	—	—	—
Depreciation of real estate owned	2,277	320	349	801	393	309	1,151	563	141
Interest, net	(2,346)	331	914	816	507	474	844	665	48

Total expenses	9,372	1,914	2,739	3,845	2,443	3,721	5,724	4,576	637
Gain on debt cancellation	—	—	(1,711)	—	—	—	—	—	—
Income tax expense	—	—	—	—	—	—	—	—	—

Net income (loss)	$2,152	$(332)	$505	$(946)	$(40)	$298	$(373)	$125	$184

Basic and diluted earnings per common share	$0.14

Weighted average common shares outstanding—basic and diluted	15,852

Pro Forma Condensed Consolidated Statement of Operations (unaudited) (continued)

For the year ended December 31, 2008

(In thousands, except per share data)

	Santa Clarita Hotels Portfolio (3 Hotels) (A)	SCI Allen Hotel, Ltd. Allen, TX Hilton Garden Inn (A)	Pueblo, CO Hampton Inn & Suites (A)	Bristol, VA Courtyard (A)	Durham, NC Homewood Suites (A)	Playhouse Square Hotel and Playhouse Parking Associates, L.P. Pittsburgh, PA Hampton Inn (A)	Vista Host Hotels Portfolio (RMRVH Jackson, LLC, CYRMR Jackson, LLC and VH Fort Lauderdale Investment, LTD) (A)	Vista Host Hotels Portfolio (Austin FRH, LTD, FRH Braker, LTD and RR Hotel Investment, LTD) (A)	Pro forma Adjustments		Total Pro forma
Revenue:
Room revenue	$7,469	$3,403	$1,813	$3,654	$3,369	$4,876	$8,364	$10,983	$—		$71,670
Other revenue	198	1,085	55	291	106	340	182	67	—		9,418

Total revenue	7,667	4,488	1,868	3,945	3,475	5,216	8,546	11,050	—		81,088

Expenses:
Operating expenses	1,753	2,210	481	1,288	1,243	1,448	2,849	3,813	—		31,838
General and administrative	1,891	325	212	492	281	564	1,015	851	1,000	(B)	11,362
Management and franchise fees	571	384	200	326	263	601	995	991	—		7,092
Taxes, insurance and other	535	288	93	142	151	251	421	572	—		4,622
Acquisition related costs	—	—	—	—	—	—	—	—	1,417	(H)	1,417
Depreciation of real estate owned	902	441	163	329	399	512	1,501	795	(11,346	)(C)	10,239
									10,239	(D)
Interest, net	671	486	74	550	420	497	1,113	1,016	(4,134	)(E)	2,946

Total expenses	6,323	4,134	1,223	3,127	2,757	3,873	7,894	8,038	(2,824)		69,516
Gain on debt cancellation	—	—	—	—	—	—	—	—	1,711	(E)	—
Income tax expense	—	—	—	—	—	—	—	—	—	(G)	—

Net income (loss)	$1,344	$354	$645	$818	$718	$1,343	$652	$3,012	$1,113		$11,572

Basic and diluted earnings per common share											$0.36

Weighted average common shares outstanding—basic and diluted									16,168	(F)	32,020

Notes to Pro Forma Condensed Consolidated Statement of Operations (unaudited):

(A) Represents results of operations for the hotels on a pro forma basis as if the hotels were owned by the Company at January 1, 2008 for the respective period prior to acquisition by the Company. Three properties began operations subsequent to January 1, 2008 and had limited historical operational activity prior to their opening. These properties are as follows: Tucson, Arizona Hilton Garden Inn opened in March 2008, Jackson, Tennessee Courtyard opened in June 2008 and Beaumont, Texas Residence Inn opened in August 2008.

(B) Represents adjustments to level of administrative and other costs associated with being a public company and owning additional properties, including the advisory fee, accounting and legal expenses, net of cost savings derived from owning multiple operating properties.

(C) Represents elimination of historical depreciation and amortization expense of the acquired properties.

(D) Represents the depreciation on the hotels acquired based on the purchase price allocation to depreciable property and the dates the hotels began operation. The weighted average lives of the depreciable assets are 39 years for building and seven years for furniture, fixtures and equipment (FF&E). These estimated useful lives are based on management’s knowledge of the properties and the hotel industry in general.

(E) Interest expense and gain on debt cancellation related to prior owner’s debt which was not assumed has been eliminated. Interest income has been adjusted for funds used to acquire properties as of January 1, 2008, or the dates the hotels began operations.

(F) Represents the weighted average number of shares required to be issued to generate the purchase price of each hotel, net of any debt assumed. The calculation assumes all properties were acquired on the latter of January 1, 2008, or the dates the hotels began operations.

(G) Estimated income tax expense of our wholly owned taxable REIT subsidiaries is zero based on the contractual agreement put in place between the Company and our lessees, based on a combined tax rate of 40% of taxable income. Based on the terms of the lease agreements, our taxable subsidiaries would have incurred a loss during these periods. No operating loss benefit has been recorded as realization is not certain.

(H) Represents costs incurred to complete acquisitions, including, title, legal, accounting and other related costs, as well as the commission paid to Apple Suites Realty Group totaling 2% of purchase price per contract. These costs are expensed for acquisitions of existing businesses that occur on or after January 1, 2009. For acquisitions prior to January 1, 2009, these costs were capitalized as part of the cost of the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Nine, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

April 15, 2009